UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held in Atlanta, Georgia on May 3, 2011. Holders of an aggregate of 77,948,737 shares of our common stock at the close of business on February 25, 2011, were entitled to vote at the meeting, of which 68,613,755 or 88.02% of the eligible voting shares were represented in person or by proxy. At the annual meeting, our shareholders were presented with six proposals, as set forth in our proxy statement. Our shareholders voted as follows:

Proposal 1 – Election of Directors.

Nominee	For	Withheld	Broker Non-votes
			13,976,742
Sandra N. Bane	53,820,981	816,032	-
Thomas D. Bell, Jr.	53,856,329	780,684	-
Arthur E. Johnson	53,857,974	779,039	-
Dean R. O’Hare	53,959,251	677,762	-
James A. Rubright	53,387,121	1,249,892	-
John W. Somerhalder II	53,375,185	1,261,828	-
Bettina M. Whyte	53,836,511	800,502	-

The term of office of each of the following directors continued after the meeting: Charles R. Crisp, Wyck A. Knox, Jr., Dennis M. Love, Charles H. “Pete” McTier and Henry C. Wolf.

Proposal 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

For	68,008,131
Against	423,633
Abstain	181,991
Broker Non-Votes	--

Proposal 3 – Adoption of an amendment and restatement of our 2007 Omnibus Performance Incentive Plan.

For	49,019,220
Against	5,286,307
Abstain	331,486
Broker Non-Votes	13,976,742

Proposal 4 – Adoption of an amendment and restatement of our Amended and Restated Employee Stock Purchase Plan.

For	53,491,000
Against	863,836
Abstain	282,177
Broker Non-Votes	13,976,742

Proposal 5 – Approval of a non-binding resolution to approve the compensation of our named executive officers.

For	52,836,766
Against	1,362,247
Abstain	438,000
Broker Non-Votes	13,976,742

Proposal 6 – Approval of a non-binding resolution to determine the frequency of the advisory vote on executive compensation.

1 Year	47,254,997
2 Years	558,371
3 Years	6,405,076
Abstain	418,569
Broker Non-Votes	13,976,742

In accordance with our Board of Directors’ recommendation and the voting results on this advisory proposal, the Board has determined that the Company will hold an advisory vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: May 4, 2011	/s/ Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer